Exhibit 99.1

For Immediate Release

ScanTech AI Systems Inc. Initiates Appeal Process with Nasdaq; Automatic Stay Provided

Atlanta, GA, December 4, 2025 - ScanTech AI Systems Inc. (the "Company" or "ScanTech AI") (Nasdaq: STAI),  a developer of advanced AI-powered security screening and imaging systems, today announced that following the previously disclosed timely Nasdaq Hearings Panel (the “Panel”) review request, a hearing before the Panel has been scheduled for January 22, 2026, to appeal the previously disclosed Nasdaq Listing Qualification Staff (“Staff”) determination regarding delisting.

In connection with this process, the suspension and delisting action has been stayed until December 17, 2025, allowing ScanTech AI’s common stock to continue to trade on The Nasdaq Global Market during the stay period. The Company has also made an application for an extension to this period to extend until the result of the January 22, 2026 Panel is finalised. This extension is currently being considered by the Panel, with the ability of the Company to file its periodic report on Form 10-Q during the extension period being one of the factors considered by the Panel.

Nasdaq Rule 5815(a)(1)(B)(i) states that if a Delisting Determination relates to Nasdaq Listing Rule 5250(c)(1) or a delinquent periodic filing, that the automatic stay will be limited to 15 days unless the Company requests for and is granted an extended stay. The Company has previously disclosed that it has filed the amended and restated March 31, 2025 and June 30 periodic filings on Forms 10-Q/A, and believes it is on track to file its September 30, 2025 periodic filing on Form 10-Q within the 15 day stay period.

The Company plans to present a comprehensive compliance plan to the Nasdaq Hearings Panel addressing both the MVLS requirements and its recent filing deficiencies. Management remains confident in the Company’s ability to demonstrate a clear path to full compliance. However, there can be no assurance that the Company’s hearing will be successful, or that, if successful, the Company will be able to maintain compliance with all applicable listing criteria.

Business Operations Remain Unaffected

The Company reiterated that the Nasdaq process does not impact day-to-day operations, customer commitments, or the Company’s ability to execute ongoing strategic initiatives.

About ScanTech AI

ScanTech AI Systems Inc. (Nasdaq: STAI) has developed one of the world’s most advanced non-intrusive ‘fixed-gantry’ CT screening technologies. Utilizing proprietary artificial intelligence and machine learning capabilities, ScanTech AI’s state-of-the-art scanners accurately and quickly detect hazardous materials and contraband. Engineered to automatically locate, discriminate, and identify threat materials and items of interest, ScanTech AI’s solutions are designed for use in airports, seaports, borders, embassies, corporate headquarters, government and commercial buildings, factories, processing plants, and other facilities where security is a priority.

For more information, visit www.scantechais.com and investor.scantechais.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations, estimates, forecasts, and projections, and the beliefs and assumptions of management. Words such as “expects,” “intends,” “plans,” “believes,” “seeks,” “may,” “will,” “should,” “anticipates,” or the negative or plural of these words, and similar expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These statements relate to, among other things, the stay of suspension of the Company’s common stock and whether any such stay will remain in place, any grant of an extension of the stay of suspension by the Panel, the Company’s ability to remain listed and/or continue trading on Nasdaq, timing for filing the Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and possibly regaining compliance with Nasdaq Listing Rule 5250(c)(1), and the Company’s ability to regain and maintain compliance with Nasdaq continued listing standards, successfully execute on its re-compliance plan, execute its growth strategy, and develop or commercialize its technologies. Additionally, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied herein.

These risks and uncertainties include, but are not limited to: market conditions; dilution and volatility associated with equity financings; the Company’s ability to regain compliance and remain in compliance with Nasdaq listing standards; operational and regulatory risks in the artificial intelligence and security technology sectors; product and service acceptance; regulatory oversights; whether ScanTech AI will have sufficient capital to operate as anticipated; and other factors detailed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Should one or more of these risks of uncertainties materialize, or should any of the assumptions of ScanTech AI prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release and are based on the information available to ScanTech AI as of the date hereof. ScanTech AI assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may otherwise be required under applicable law.

Media Contact

ScanTech AI Systems Inc.

D. Williams Sr. VP Sales & Investor/Government Relations

dwilliams@scantechais.com

Investor & Media Relations Contact:

International Elite Capital Inc.

Annabelle Zhang

+1(646) 866-7928

annabelle@iecapitalusa.com